SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2004

DAVE & BUSTER’S, INC.

(Exact name of registrant as specified in its charter)

Missouri (State of incorporation)	0000943823 (Commission File Number)	43-1532756 (IRS Employer Identification Number)

2481 Manana Drive
Dallas TX 75220
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Item 5. Other Events and Required FD Disclosure
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Item 9. Regulation FD Disclosure.
Asset Purchase Agreement
Escrow Agreement
News Release

Item 5. Other Events and Required FD Disclosure

On May 23, 2004, we entered into a definitive agreement to purchase the assets and business of nine Jillian’s stores from various subsidiaries of Jillian’s Entertainment Holdings, Inc. for approximately $27 million cash. The seller’s have filed a Chapter 11 bankruptcy proceeding and the closing of the transaction is subject to the bankruptcy court’s approval. Attached hereto as exhibits are copies of the Asset Purchase Agreement and Escrow Agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits. The following are filed as Exhibits to this Report:

2.1	Asset Purchase Agreement dated May 23, 2004 by and among Tango Acquisition, Inc., Dave & Buster’s Inc. and various subsidiaries of Jillian’s Entertaiment Holdings, Inc.

2.2	Escrow Agreement dated May 23, 2004 by and among Tango Acquisition, Inc., Dave & Buster’s Inc., various subsidiaries of Jillian’s Entertaiment Holdings, Inc. and Union Bank of California, N. A.

99.1	Dave & Buster’s, Inc. News Release dated May 24, 2004

Item 9. Regulation FD Disclosure.

On May 24, 2004, we issued a news release regarding the signing of a definitive agreement to purchase the assets and business of nine Jillian’s stores from various subsidiaries of Jillian’s Entertainment Holdings, Inc. for approximately $27 million cash. A copy of the news release is furnished herewith as Exhibit 99.1.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report is furnished under Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S, INC.
Date: May 24, 2004	By:	/s/ John S. Davis
John S. Davis
Senior Vice President & General Counsel